Exhibit 99.2



Matrix Bancorp, Inc.                            Contact: David W. Kloos
700 Seventeenth Street, Suite 2100                       Chief Financial Officer
Denver, Colorado 80202                                   (303) 595-9898

For Immediate Release July 1, 2003

               MATRIX BANCORP ANNOUNCES NAME CHANGE OF SUBSIDIARY

         Denver, Colorado - July 1, 2003 - Matrix Bancorp, Inc. (NASDAQ:MTXC) announced today that its subsidiary, Matrix Capital Markets, Inc., has changed its name to Matrix Bancorp Trading, Inc. It continues to be a market leader in full-service brokerage and consulting services to financial institutions and financial services companies in the mortgage banking industry, as well as being nationally recognized for its wide range of analytical and consulting services.

         Richard V. Schmitz, Co-CEO of Matrix Bancorp and Chairman of Matrix Capital Markets, said: "We have decided to change the name of Matrix Capital Markets to Matrix Bancorp Trading. We believe the name change will allow the subsidiary's customers to more readily identify the company as a subsidiary of Matrix Bancorp. Aside from the name change, it's business as usual at Matrix Bancorp Trading."

         Certain statements contained in this press release that are not historical facts, including, but not limited to, statements that can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "predict," "plan," "estimate," or "continue" or the negative thereof or other variations thereon or comparable terminology, are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties. The actual results of the future events described in such forward-looking statements in this report could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are: third party claims or actions in relation to the ongoing or future bankruptcies filed by clients or customers; interest rate fluctuations; level of delinquencies; defaults and prepayments; general economic conditions; competition; government regulation; possible future litigation; the actions or inactions of third parties; the risks and uncertainties discussed elsewhere in this report and in Matrix Bancorp's current report on current report on Form 8-K, filed March 14, 2001; and the uncertainties set forth from time to time in Matrix Bancorp periodic reports, filings and other public statements.

         Matrix Bancorp is a unitary thrift holding company headquartered in Denver, Colorado. Its subsidiaries' operations are conducted primarily in Colorado, Arizona, Texas and New Mexico.